Exhibit 10.2

Inventa

80Tcch

Employment Agreement

Title: Interim CEO at InventaBioTech. Employed Full Time and based in NY (no requirement to relocate to San

Antonio). Note: The Interim CEO will to disclose his current Divine activities to allow him to carve out and continue these actives while functioning as a full time Inventa Biotech CEO. The position will require a board seat.

Duration: Until a permanent CEO is employed. Maximum duration of 6 months from date of signature. The agreement will be open for review at that time

Release Agreement: As part of this employment agreement, the Company will provide the Interim CEO with a

Release agreement, Exhibit I.

Key Duties, Role, Responsibilities and Accountabilities:

• Raise additional funding ($2M minimum) within 6 months of employment

• Identify, recommend and appoint with the Board a new CEO

• Immediately recommend workforce adjustments and stabilize the company to minimize expenses

• Manage and prioritize all expenses to meet company goals

• Present a new business plan to maximize revenues and build for the future

• Close current and identify new M&A target companies to increase company value

• Manage all legal, financial and SEC reporting function (internal and external). Move company towards NASDAQ listing

• The Interim CEO will report to the Board, all other employees with report to the Interim CEO without exception.

• The interim CEO will chair and manage Monthly Board meeting/conference calls

Compensation Outline:

Salary: $11,000/ month until a minimum of $2MM in new funding is raised. When the $2MM is closed upon,

salary will increase to $25,000/month for the remainder of his contract

Cash Bonus: For achievement of additional set goals, to be mutually agreed upon by the Interim CEO and the

Board of Directors, and memorialized and added to this agreement, bonus of up to 25% ($75,000) of the full annual salary ($300K) will be paid at the end of the contract period (at 6 months). Bonus amount will be at the discretion of the Board.

Sign on stock options: 100,000 stock options vesting immediately

Additional stock options: Additional stock options will be offered, to vest immediately, upon the achievement of the following milestones: 100,000 stock options for each new $lM raised beyond the minimum of $3M, up to a maximum of $7M. Raise $3MM and receive an additional 100,000 stock options,

raise $7MM and receive an additional 500,000 stock options

Benefits: Are not required as part of this agreement

Paid Vacation: 2 days/month

Severance: Severance is not offered

T&E: Reasonable reimbursement of expenses

Reasonable and reimbursable expenses will include trips to San Antonio, trips to various funders, as well as living/hotel, transportation costs associated with those endeavors. Additional T&E will be allowable upon agreement with the Board.

Notice period: 3D days

Inventions.

A. Inventions Retained and Licensed. Represent and warrant that there are no such Prior

Inventions..

B. Assignment of Inventions. I agree that I will promptly make full written disclosure to the

Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company,

or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship,

mask works, developments, concepts, improvements, designs, discoveries, ideas, trademarks and trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive, create, develop or reduce to practice, or cause to be conceived or created or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively, "Inventions"), together with all patent, copyright, mask work, trademark, trade secret, and other intellectual property rights therein,

except as provided in Section DError! Reference source not found. below. I further acknowledge that all original works of authorship (i) which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and (ii) which are protectable by copyright are "works made for hire" as that term is defined in the United States Copyright Act, and the Company is the author and owner of such original works of authorship and all copyrights in and to the same. I understand and agree that the decision whether or not to commercialize or market any Invention is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to me as a result of the Company's efforts to commercialize or market any such Invention.

C. Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

D. Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings and any other format that may be specified by the Company. The records will be available to and remain the Company's sole property at all times.

E. Potent and Copyright Registrations. I agree to assist the Company, or its designee, at the

Company's expense, in every proper way to secure the Company's rights in any Inventions and any copyrights,

patents, mask work rights or other intellectual property rights relating thereto in any and all countries,

including the disclosure to the Company of all pertinent information and data with respect thereto, and the execution of all applications, specifications, oaths, assignments and all other instruments that the Company deems necessary in orderto apply for and obtain such rights and in order to assign and convey to the Company,

its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions,

and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further

Date

Date

Alan H. Dean, Chairman of the Board

Steven W. C e.& /'

agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of my employment with the Company and the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to appl or or to pursue any application for any United States or foreign patents or copyright registrations coverin' any Inventions or original works of authorship assigned to the Company as above, then i hereby ir~cably, designate and appoint the Company and its duly authorized officers and agents as my agent and attofn£! i act, to act for and on my behalf and stead to execute and file any such applications and to do aW;;th f')a';o/fully permitted acts to further the prosecution and issuance of letters patent or copyright regist;:atloS hefeon with the same legal force and effect as if executed by me.

EXHIBIT 1

RELEASE AGREEME~T

This is the Release Agreement (the "Agreement") as referenced in paragraph of the Interim CEO Employment

Agreement by and between InventaBioTech, Inc. (the "Company") and Steven W. Charest (the "Executive"),

dated as of January 31, 2019(the "Employment Agreement").

Date

I. Release of Claims. The Company, its affiliated and related entities, their predecessors,

successors and assigns, their employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, employees, attorneys, accountants and agents of any and all of the foregoing in their official and personal capacities (collectively referred to as the "Releasees") voluntarily releases and forever discharges the Executive, from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown ("Claims") that, as of the date when the Executive signs this Agreement.

2. Other Terms.

(a) legal Representation;. The Executive acknowledges that he has been advised to discuss all aspects of this Agreement with his attorney, that he has carefully read and fully understands all of the provisions of this Agreement and that he is voluntarily entering into this Agreement.

(b) Binding Nature of Release This Agreement shall be binding upon the parties and their heirs, administrators, representatives, and successors.

(c) Amendment. This Agreement may be amended only upon a written agreement executed by the Executive and the Company.

(d) Severability. In the event that at any future time it is determined by an arbitrator or court of competent jurisdiction that any covenant, clause, provision or term of this Agreement is illegal, invalid or unenforceable, the remaining provisions and terms of this Agreement shall not be affected thereby and the illegal, invalid or unenforceable term or provision shall be severed from the remainder of this Agreement. In the event of such severance, the remaining covenantslhall be binding and enforceable.

(e) Governing law and Interpretation. This Agreement shall be deemed to be made and entered into in the state of Texas, and shall in al(res6ects be interpreted, enforced and governed under the laws of the state of Texas, without giving,etf. {, to'the conflict of laws provisions of Washington law. The language of all parts of this Agreement W'a)n ~cases be construed as a whole, according to its fair meaning,

and not strictly for or against the Comp-arty r the Executive.

So agreed. A /